Exhibit 99.1

9341 Courtland Drive NE, Rockford, MI 49351 Phone (616) 866-5500; Fax (616) 866-0257

FOR IMMEDIATE RELEASE
CONTACT: Michael D. Stornant
(616) 866-5728

WOLVERINE WORLDWIDE REPORTS STRONG CASH FLOW AND BETTER-THAN-EXPECTED REVENUE AND EARNINGS FOR THE SECOND QUARTER

ROCKFORD, Mich., August 5, 2020 - Wolverine World Wide, Inc. (NYSE: WWW) today reported financial results for the second quarter ended June 27, 2020, that significantly exceeded its expectations across every key financial metric and provided an update on initiatives implemented to navigate the COVID-19 pandemic.

“The Company's second quarter results were much stronger than expected, despite the negative impact of unprecedented global market conditions and significant retail store closures for much of the time period,” said Blake W. Krueger, Wolverine Worldwide’s Chairman, Chief Executive Officer and President. “Our brands excelled online, with nearly triple-digit owned eCommerce revenue growth, benefiting from strength in key product categories that are resonating with consumers and the digital capabilities we have invested in over the last several years. The acceleration of our digital direct offense, together with our diversified and agile business model, enabled the Company to adapt to the rapidly changing marketplace and deliver positive earnings and exceptional cash flow in the quarter. We believe the Company is positioned well to accelerate out of the current market downturn once the impact of the pandemic subsides.”

LIQUIDITY AND CASH FLOW UPDATE
During the second quarter, the Company took precautionary steps to further strengthen its balance sheet by prioritizing liquidity and net asset management. These actions proved very effective and include the implementation of cash enhancement and expense reduction initiatives, amendment of its Senior Credit Facility to increase flexibility within existing covenant requirements, and the sale of senior notes to enhance liquidity and provide longer-term financing.

The successful implementation of cash flow initiatives coupled with better-than-expected revenue and profit in the second quarter enabled the Company to generate $116 million of operating cash flow in the quarter. The Company paid down its revolver debt by $665 million, leaving a balance of $125 million, and ended the second quarter with $423 million of cash on hand, total liquidity of $1.1 billion, including cash and available borrowing capacity under the revolver, and a much improved debt leverage position when compared to the first quarter. Given the strong cash performance in the second quarter, the Company now expects to generate $200 million to $250 million of operating cash flow for the full year.

SECOND QUARTER 2020 REVIEW

The Company's results for the second quarter significantly exceeded its expectations entering the quarter, including:
•Reported revenue was $349.1 million, down 38.6% versus the prior year. On a constant currency basis, revenue was down 38.3% versus the prior year. Owned eCommerce revenue grew 96.0% versus the prior year.
•Reported gross margin was 42.2%, compared to 40.5% in the prior year.
•Reported operating margin was 2.1%, compared to 9.8% in the prior year. Adjusted operating margin was 5.1%, compared to 11.1% in the prior year.
•Reported diluted loss per share was $0.02, compared to earnings per share of $0.45 in the prior year. Adjusted diluted earnings per share were $0.08, and, on a constant currency basis, were $0.09, compared to $0.52 in the prior year.
•Inventory at the end of the quarter was down 5.0% versus the prior year and down 7.0% when excluding the impact of new stores and the incremental cost of new tariffs.
•Cash flow from operating activities in the quarter was $115.6 million, compared to $136.3 million in the prior year.
•Cash on hand at the end of the quarter was $422.6 million, compared to $116.5 million in the prior year.

“The Company's response to the challenging environment has been exceptional,” said Mike Stornant, Senior Vice President and Chief Financial Officer. “At the onset of the pandemic, we prioritized positive cash flow and a strong balance sheet, and we delivered approximately $116 million of cash flow from operations during the second quarter – significantly above our expectations. Our inventory position improved meaningfully during the quarter, while gross margin expanded 170 basis points. These financial results are very encouraging and, importantly, are clear evidence of an operating model that can adjust quickly to unexpected challenges. While we expect the second half of the year to remain challenging, we are well prepared for various scenarios that may play out and are confident that the Company will remain strong during this volatile time.”

NON-GAAP FINANCIAL MEASURES
Measures referred to as "adjusted" financial results exclude environmental and other related costs and environmental cost recoveries, and costs related to the COVID-19 pandemic, including reorganization and credit loss expenses. The Company also provided the increase in net inventories adjusted for new store inventories and incremental tariff costs within inventories. The Company also presents constant currency information, which is a non-GAAP measure that excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding results of operations, consistent with how the Company evaluates performance. The Company calculates constant currency basis by converting the current-period local currency financial results using the prior period exchange rates and comparing these adjusted amounts to our current period reported results. In addition, the Company presents a non-GAAP measure for inventory, which excludes the impact of new stores and the incremental cost of new tariffs. The Company believes providing this inventory number provides valuable supplemental information regarding results of operations, consistent with how the Company evaluates performance. The Company calculates this inventory number by excluding the inventories related to new stores and incremental tariff costs capitalized into inventory.

The Company has provided a reconciliation of the above non-GAAP financial measures to the most directly comparable GAAP financial measure. The Company believes these non-GAAP measures provide useful information to both management and investors to increase comparability of current period results to the prior period by adjusting for certain items that may not be indicative of core operating results and to better identify trends in our business. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP.

EARNINGS CALL INFORMATION
The Company will host a conference call today at 8:30 a.m. EST to discuss these results and current business trends. The conference call will be broadcast live and accessible under the “Investor Relations” tab at www.wolverineworldwide.com. A replay of the conference call will be available on the Company's website for a period of approximately 30 days.

ABOUT WOLVERINE WORLDWIDE
Founded in 1883 on the belief in the possibility of opportunity, Wolverine World Wide, Inc. (NYSE:WWW) is one of the world’s leading marketers and licensors of branded casual, active lifestyle, work, outdoor sport, athletic, children's and uniform footwear and apparel. Through a diverse portfolio of highly recognized brands, our products are designed to empower, engage and inspire our consumers every step of the way. The company’s portfolio includes Merrell®, Sperry®, Hush Puppies®, Saucony®, Wolverine®, Keds®, Stride Rite®, Chaco®, Bates®, and HYTEST®. Wolverine Worldwide is also the global footwear licensee of the popular brands Cat® and Harley-Davidson®. Based in Rockford, Michigan, for more than 130 years, the company's products are carried by leading retailers in the U.S. and globally in approximately 170 countries and territories. For additional information, please visit our website, www.wolverineworldwide.com.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements, including statements regarding the Company’s expectations regarding its operating cash flow for the full year and its ability to generate cash flow in various economic environments. In addition, words such as "estimates," "anticipates," "believes," "forecasts," "step," "plans," "predicts," "focused," "projects," "outlook," "is likely," "expects," "intends," "should," "will," "confident," variations of such words, and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions ("Risk Factors") that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Risk Factors include, among others: the effects of the COVID-19 pandemic on the Company’s business, operations, financial results and liquidity, including the duration and magnitude of such effects, which will depend on numerous evolving factors that the Company cannot currently accurately predict or assess, including: the duration and scope of the pandemic; the negative impact on global and regional markets, economies and economic activity, including the duration and magnitude of its impact on unemployment rates, consumer discretionary spending and levels of consumer confidence; actions governments, businesses and individuals take in response to the pandemic; the effects of the pandemic, including all of the foregoing, on the Company's distributors, manufacturers, suppliers, joint venture partners and other counterparties, and how quickly economies and demand for the Company’s products recover after the pandemic subsides; changes in general economic conditions, employment rates, business conditions, interest rates, tax policies and other factors affecting consumer spending in the markets and regions in which the Company’s products are sold; the inability for any reason to effectively compete in global footwear, apparel and consumer-direct markets; the inability to maintain positive brand images and anticipate, understand and respond to changing footwear and apparel trends and consumer preferences; the inability to effectively manage inventory levels; increases or changes in duties, tariffs, quotas or applicable assessments in countries of import and export; foreign currency exchange rate fluctuations; currency restrictions; capacity constraints, production disruptions, quality issues, price increases or other risks associated with foreign sourcing; the cost and availability of raw materials, inventories, services and labor for contract manufacturers; labor disruptions; changes in relationships with, including the loss of, significant wholesale customers; risks related to the significant investment in, and performance of, the Company’s consumer-direct operations; risks related to expansion into new markets and complementary product categories; the impact of seasonality and unpredictable weather conditions; changes in general economic conditions and/or the credit markets on the Company’s distributors, suppliers and retailers; increases in the Company’s effective tax rates; failure of licensees or distributors to meet planned annual sales goals or to make timely payments to the Company; the risks of doing business in developing countries, and politically or economically volatile areas; the ability to secure and protect owned intellectual property or use licensed intellectual property; the impact of regulation, regulatory and legal proceedings and legal compliance risks, including compliance with federal, state and local laws and regulations relating to the protection of the environment, environmental remediation and other related costs, and litigation or other legal proceedings relating to the protection of the environment or environmental effects on human health; the potential breach of the Company’s databases or other systems, or those of its vendors, which contain certain personal information, payment card data or proprietary information, due to cyberattack or other similar event; problems affecting the Company’s distribution system, including service interruptions at shipping and receiving ports; strategic actions, including new initiatives and ventures, acquisitions and dispositions, and the Company’s success in integrating acquired businesses, and implementing new initiatives and ventures; the risk of impairment to goodwill and other intangibles; changes in future pension funding requirements and pension expenses; and additional factors discussed in the Company’s reports filed with the Securities and Exchange Commission and exhibits thereto. The foregoing Risk Factors, as well as other existing Risk Factors and new Risk Factors that emerge from time to time, may cause actual results to differ materially from those contained in any forward-looking statements. Given these or other risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company undertakes no obligation to update, amend, or clarify forward-looking statements.

# # #

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except earnings per share)

	Quarter Ended		Year-To-Date Ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Revenue	$349.1	$568.6	$788.4	$1,092.0
Cost of goods sold	201.9	338.2	459.4	641.4
Gross profit	147.2	230.4	329.0	450.6
Gross margin	42.2%	40.5%	41.7%	41.3%

Selling, general and administrative expenses	143.6	168.7	299.7	332.7
Environmental and other related costs, net of recoveries	(3.9)	6.2	4.9	10.0
Operating expenses	139.7	174.9	304.6	342.7
Operating expenses as a % of revenue	40.0%	30.8%	38.6%	31.4%

Operating profit	7.5	55.5	24.4	107.9
Operating margin	2.1%	9.8%	3.1%	9.9%

Interest expense, net	10.5	6.7	18.3	13.6
Debt extinguishment and other costs	0.2	—	0.2	—
Other income, net	(1.7)	(1.0)	(2.3)	(2.3)
Total other expenses	9.0	5.7	16.2	11.3
Earnings (loss) before income taxes	(1.5)	49.8	8.2	96.6

Income tax expense (benefit)	0.4	9.6	(2.7)	15.8
Effective tax rate	(28.3)%	19.4%	(33.0)%	16.4%

Net earnings (loss)	(1.9)	40.2	10.9	80.8

Less: net earnings (loss) attributable to noncontrolling interests	(0.3)	—	(0.5)	0.1
Net earnings (loss) attributable to Wolverine World Wide, Inc.	$(1.6)	$40.2	$11.4	$80.7
Diluted earnings (loss) per share	$(0.02)	$0.45	$0.14	$0.88

Supplemental information:
Net earnings (loss) used to calculate diluted earnings (loss) per share	$(1.8)	$39.4	$11.0	$79.2
Shares used to calculate diluted earnings (loss) per share	80.9	88.3	81.5	90.1
Weighted average shares outstanding	81.7	87.4	81.6	89.2

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)
(In millions)

	June 27, 2020	June 29, 2019
ASSETS
Cash and cash equivalents	$422.6	$116.5
Accounts receivables, net	263.8	363.7
Inventories, net	386.5	406.5
Other current assets	45.7	42.6
Total current assets	1,118.6	929.3
Property, plant and equipment, net	134.9	138.2
Lease right-of-use assets	152.4	157.8
Goodwill and other indefinite-lived intangibles	1,040.1	1,043.0
Other noncurrent assets	143.4	174.6
Total assets	$2,589.4	$2,442.9

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and other accrued liabilities	$330.4	$336.1
Lease liabilities	37.5	30.8
Current maturities of long-term debt	183.5	10.0
Borrowings under revolving credit agreements	125.0	368.0
Total current liabilities	676.4	744.9
Long-term debt	715.9	433.0
Lease liabilities, noncurrent	139.2	146.0
Other noncurrent liabilities	322.0	263.8
Stockholders' equity	735.9	855.2
Total liabilities and stockholders' equity	$2,589.4	$2,442.9

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Year-To-Date Ended
	June 27, 2020	June 29, 2019
OPERATING ACTIVITIES:
Net earnings	$10.9	$80.8
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	15.4	15.0
Deferred income taxes	(13.4)	(1.2)
Stock-based compensation expense	10.2	10.2
Pension and SERP expense	4.3	2.8
Debt extinguishment costs	0.2	—
Environmental and other related costs, net of cash payments and recoveries received	34.2	(3.5)
Other	4.3	(9.4)
Changes in operating assets and liabilities	(27.1)	(90.8)
Net cash provided by operating activities	39.0	3.9

INVESTING ACTIVITIES:
Business acquisition, net of cash acquired	(5.5)	(15.1)
Additions to property, plant and equipment	(6.6)	(18.3)
Investment in joint ventures	(3.5)	(8.5)
Proceeds from company-owned insurance policy liquidations	25.6	—
Other	(0.8)	(0.5)
Net cash provided by (used in) investing activities	9.2	(42.4)

FINANCING ACTIVITIES:
Payments under revolving credit agreements	(773.0)	(142.0)
Borrowings under revolving credit agreements	538.0	385.0
Proceeds from company-owned insurance policies	24.5	—
Borrowings of long-term debt	471.0	—
Payments on long-term debt	(5.0)	(2.5)
Payments of debt issuance and debt extinguishment costs	(6.4)	(0.3)
Cash dividends paid	(17.0)	(16.8)
Purchase of common stock for treasury	(21.0)	(207.4)
Employee taxes paid under stock-based compensation plans	(19.9)	(16.5)
Proceeds from the exercise of stock options	2.1	5.8
Contributions from noncontrolling interests	1.8	5.7
Net cash provided by financing activities	195.1	11.0

Effect of foreign exchange rate changes	(1.3)	0.9
Increase (decrease) in cash and cash equivalents	242.0	(26.6)

Cash and cash equivalents at beginning of the year	180.6	143.1
Cash and cash equivalents at end of the quarter	$422.6	$116.5

The following tables contain information regarding the non-GAAP financial measures used by the Company in the presentation of its financial results:

WOLVERINE WORLD WIDE, INC.

Q2 2020 RECONCILIATION TABLES

RECONCILIATION OF REPORTED REVENUE
TO ADJUSTED REVENUE ON A CONSTANT CURRENCY BASIS*
(Unaudited)
(In millions)

	GAAP Basis 2020-Q2	Foreign Exchange Impact	Constant Currency Basis 2020-Q2	GAAP Basis 2019-Q2	Constant Currency Growth (Decline)	Reported Growth (Decline)
REVENUE
Wolverine Michigan Group	$217.4	$1.5	$218.9	$318.2	(31.2)%	(31.7)%
Wolverine Boston Group	122.5	0.5	123.0	230.7	(46.7)	(46.9)
Other	9.2	—	9.2	19.7	(53.3)	(53.3)
Total	$349.1	$2.0	$351.1	$568.6	(38.3)%	(38.6)%

RECONCILIATION OF REPORTED OPERATING MARGIN
TO ADJUSTED OPERATING MARGIN*
(Unaudited)
(In millions)

	GAAP Basis	Adjustments (1)	As Adjusted

Operating Profit - Fiscal 2020 Q2	$7.5	$10.2	$17.7

Operating margin	2.1%		5.1%

Operating Profit - Fiscal 2019 Q2	$55.5	$7.8	$63.3

Operating margin	9.8%		11.1%
(1)Q2 2020 adjustments reflect $1.9 million of environmental and other related costs net of recoveries of $5.8 million, expenses related to the COVID-19 pandemic including $6.9 million of credit loss expenses, $4.4 million of severance expenses and $2.8 million of other related costs and other reorganization costs. Q2 2019 adjustments reflect $6.2 million of environmental and related costs and $1.6 million of business development related costs.

RECONCILIATION OF REPORTED SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
TO ADJUSTED SELLING, GENERAL AND ADMINISTRATIVE EXPENSES*
(Unaudited)
(In millions)

	GAAP Basis	Adjustments (1)	As Adjusted

Selling, general and administrative expenses - Fiscal 2020 Q2	$139.7	$(10.1)	$129.6

Selling, general and administrative expenses - Fiscal 2019 Q2	$174.9	$(7.6)	$167.3
(1)Q2 2020 adjustments reflect $1.9 million of environmental and other related costs net of recoveries of $5.8 million, expenses related to the COVID-19 pandemic including $6.9 million of credit loss expenses, $4.4 million of severance expenses and $2.7 million of other related costs and other reorganization costs. Q2 2019 adjustments reflect $6.2 million of environmental and related costs and $1.4 million of business development related costs.

RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED
DILUTED EPS ON A CONSTANT CURRENCY BASIS*
(Unaudited)

	GAAP Basis	Adjustments (1)	As Adjusted	Foreign Exchange Impact	As Adjusted EPS On a Constant Currency Basis

EPS - Fiscal 2020 Q2	$(0.02)	$0.10	$0.08	$0.01	$0.09

EPS - Fiscal 2019 Q2	$0.45	$0.07	$0.52
(1)Q2 2020 adjustments reflect environmental and other related costs net of recoveries, expenses related to the COVID-19 pandemic, including credit loss expenses, severance and other related costs, reorganization expenses and debt extinguishment costs. Q2 2019 adjustments reflect the impact of environmental and related costs and business development related costs.

RECONCILIATION OF REPORTED INVENTORIES
TO ADJUSTED INVENTORIES*
(Unaudited)
(In millions)

	GAAP Basis	Adjustments (1)	As Adjusted

Inventories, net - Fiscal 2020 Q2	$386.5	$(8.4)	$378.1

Inventories, net - Fiscal 2019 Q2	$406.5	$—	$406.5
(1)Q2 2020 adjustments reflect $4.5 million of new store inventories and $3.9 million of incremental tariff costs capitalized into inventory.

*To supplement the consolidated condensed financial statements presented in accordance with Generally Accepted Accounting Principles ("GAAP"), the Company describes what certain financial measures would have been if environmental and other related costs net of recoveries, costs related to the COVID-19 pandemic including credit loss expenses, severance expenses and other related costs, reorganization expenses, debt extinguishment costs, new store inventories and incremental tariff costs within inventories were excluded. The Company believes these non-GAAP measures provide useful information to both management and investors to increase comparability to the prior period by adjusting for certain items that may not be indicative of core operating measures and to better identify trends in our business. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis.

The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding results of operations, consistent with how the Company evaluates performance. The Company calculates constant currency by converting the current-period local currency financial results using the prior period exchange rates and comparing these adjusted amounts to our current period reported results.

Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP.  A reconciliation of all non-GAAP measures included in this press release, to the most directly comparable GAAP measures are found in the financial tables above.